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                             GABELLI INTERNATIONAL GROWTH FUND, INC.
                             EXHIBIT 16
                             TOTAL RETURN
DATE AS OF:                                  12/31/97
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                             GABELLI INTERNATIONAL GROWTH FUND, INC.

AVERAGE ANNUAL RETURN

T=((ERV/P)exp(1/N))-1

WHERE:                   T =        TOTAL RETURN

                         ERV =      REDEEMABLE VALUE AT THE END
                                    OF THE PERIOD OF A HYPOTHETICAL
                                    $1,000 INVESTMENT MADE AT THE
                                    BEGINNING OF THE PERIOD.

                         P =        A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

                         N =        NUMBER OF YEARS

EXAMPLE:

  SINCE INCEPTION:  (05/25/93 TO 12/31/97):
                    ((1,949.62/1,000)exp(1/(1681/365))-1)=  15.60%
  1 YEAR            (12/31/96 TO 12/31/97):
                    ((1,073.0/1,000)exp(1/(365/365))-1)=     7.30%

AGGREGATE ANNUAL RETURNS

T =((ERV/P)exp(1/N))-1

WHERE:                   T =        TOTAL RETURN

                         ERV =      REDEEMABLE VALUE AT THE END
                                    OF THE PERIOD OF A HYPOTHETICAL
                                    $1,000 INVESTMENT MADE AT THE
                                    BEGINNING OF THE PERIOD.

                         P =        A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

                         N =        NUMBER OF YEARS

EXAMPLE:

  SINCE INCEPTION:  (05/25/93 TO 12/31/97):
                    (1,440.0/1,000)-1=                      44.00%
  1 YEAR            (12/31/96 TO 12/31/97):
                    (1,073.0/1,000)-1=                       7.30%

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